As filed with the Securities and Exchange Commission on June 19, 1998.
                           Registration No. 333-

                                UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                         ____________________________

                                  FORM S-8
              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                         ____________________________

                               PRINTWARE, INC.
             (Exact name of registrant as specified in its charter)
              Minnesota                                         41-1522267
  (State or other jurisdiction of                            (I.R.S. Employer
  incorporation or organization)                           Identification No.)

                          1270 Eagan Industrial Road
                          Saint Paul, Minnesota  55121
               (Address of Principal Executive Offices and zip code)
                         ____________________________

                        PRINTWARE, INC. 1996 STOCK PLAN
                            (Full title of the Plans)
                         ____________________________

                              Daniel A. Baker, Ph.D.
                                    President
                                 Printware, Inc.
                           1270 Eagan Industrial Road
                          Saint Paul, Minnesota 55121
                                 (612) 456-1400
                     (Name, address and telephone number,
                  including area code, of agent for service)

                           CALCULATION OF REGISTRATION FEE

                  Proposed       Proposed
Title of          Maximum        Maximum
Securities         Amount        Offering        Aggregate        Amount of
to be              to be          Price          Offering       Registration
Registered       Registered      Per Share        Price              Fee
__________       __________      _________       _________      ____________
Common Stock,    500,000 shares  $2.875          $1,437,500 (1) $424.06


(1) Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) and based upon the average of the high and low prices of the Company's Common Stock on the Nasdaq National Market on June
18, 1998.

                              INCORPORATION OF CONTENTS OF
                          REGISTRATION STATEMENT BY REFERENCE

     A Registration Statement on Form S-8 (File No. 333-08555) was filed with the Securities and Exchange Commission on July 22, 1996 covering the registration of 500,000 shares initially authorized for issuance under the Company's 1996 Stock Plan and additional shares authorized for issuance under the Company's 1986 Incentive Stock Option Plan and its Incentive Stock
Option Plan of 1985. Pursuant to General Instruction E of Form S-8, this Registration Statement is being filed to register an additional 500,000 shares authorized for issuance under the 1996 Stock Plan. This Registration Statement should also be considered a post-effective amendment to the previously filed Registration Statement. The contents of the previously filed Registration Statement are incorporated herein by reference.

                                    PART I

     Pursuant to Part I of Form S-8, the information required by Items 1 and 2 of Form S-8 is not filed as a part of this Registration Statement.

                                   PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1997.

     (b) The Quarterly Report of the Company on Form 10-Q for the quarterly period ended April 4, 1998.

     (c) The Definitive Proxy Statement dated March 13, 1998 for the Annual Meeting of Shareholders held on April 16, 1998.

	     (d)  The description of the Company's Common Stock as set forth in the
	Company's Form S-1 Registration Statement dated June 27, 1996 (Registration
	No. 333-03629), including any amendment or report filed for the purpose of
	updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the completion or termination of this offering of shares of Common Stock shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     The Company's Bylaws provide that the Company shall indemnify its officers, directors and employees in accordance with, and to the fullest extent permitted by, the provisions of the Minnesota Business Corporation Act, as it may be amended from time to time.

     Section 302A.521 of the Minnesota Business Corporation Act provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of the person against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding if, with respect to the acts or omissions of such person complained of in the proceeding, the person:

     (1) Has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with respect to the same acts or omissions;

     (2)   Acted in good faith;

     (3)  Received no improper personal benefit and Minnesota Statutes,
Section 302A.255 (regarding director conflicts of interest), if applicable, has been satisfied;

     (4) In the case of a criminal proceeding, has no reasonable cause to believe the conduct was unlawful; and

     (5) In the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (1) or (2), reasonably believed that the conduct was in the best interests of the corporation, or in the case of acts or omissions occurring in the official capacity described in subdivision 1, paragraph (c), clause (3), reasonably believed that the conduct was not opposed to the best interests of the corporation. If the person's acts or omissions complained of in the proceeding relate to conduct as a director, officer, trustee, employee, or agent of an employee benefit plan, the conduct is not considered to be opposed to the best interests of the corporation if the person reasonably believed that the conduct was in the best interests of the participants or beneficiaries of the employee benefit plan.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.  (Filed electronically herewith)

	     4.1  Printware, Inc. 1996 Stock Plan (incorporated by reference to
Exhibit 10.3 of the Company's Registration Statement on Form S-1, Commission File No. 333-03629)
     5.1  Opinion and Consent of Lindquist & Vennum P.L.L.P.
     23.1  Consent of Lindquist & Vennum P.L.L.P. (included in Exhibit 5.1)
     23.2  Consent of Deloitte & Touche LLP, independent auditors
     24.1  Power of Attorney (included on signature page)

Item 9. Undertakings

(a)  The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Eagan, State of Minnesota, on June 19, 1998.


                               PRINTWARE, INC.


                               By    \s\ Daniel A. Baker
                               __________________________________
                               Daniel A. Baker, Ph.D., President
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                            POWER OF ATTORNEY

     The undersigned officers and directors of Printware, Inc. hereby constitute and appoint Daniel A. Baker and Thomas W. Petschauer, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on June 19, 1998.

Signature

     \s\ Daniel A. Baker
____________________________________________
Daniel A. Baker, Ph.D., President,
Chief Executive Officer and Director
(principal executive officer)

     \s\ Thomas W. Petschauer
____________________________________________
Thomas W. Petschauer,
Chief Financial Officer
(principal financial and accounting officer)

     \s\ Allen L. Taylor
____________________________________________
Allen L. Taylor, Ph.D., Director

     \s\ Brian D. Shiffman
____________________________________________
Brian D. Shiffman, Director